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                                   EXHIBIT 2

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned has made, constituted and appointed, and by these presents does make, constitute and appoint, Richard
F. Levy and John E. Lowe, and each of them, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings with respect to securities of Coram Healthcare Corp. required by Section 13 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including, but not limited to, Schedules 13D, hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than the attorney-in-fact named herein.

     WITNESS THE EXECUTION HEREOF this 27th day of July, 2000 by Donald J. Liebentritt.


                                        SAMSTOCK, L.L.C.

                                        By:  /s/ Donald J. Liebentritt
                                             -----------------------------
                                        Name:     Donald J. Liebentritt
                                        Title:    Vice President


STATE OF ILLINOIS   )
COUNTY OF COOK      )


/s/ Jamie Jedras
------------------------
Notary Public